                               EXHIBIT 10.24


                                   LEASE

          THIS LEASE made and entered into as of this _____ day of ____________, 199__, by and between _____________________, a ____________
______, the business address of which is ________________________________, hereinafter called "LESSOR", and FAMILY BOOKSTORES COMPANY, INC., a Michigan corporation, with its principal business offices at 5300 Patterson Avenue, SE, Grand Rapids, MI 49530, hereinafter called "LESSEE,"

                           W I T N E S S E T H :


1. GRANT: THAT LESSOR, in consideration of the rents and covenants hereinafter stipulated to be paid and performed by LESSEE, does hereby lease, demise and let unto the LESSEE, the premises situated in the City of _______________, County of ________________, and State of _____________,
and being a single level (with no mezzanine) storeroom consisting of approximately _____________ square feet of floor space in a shopping center commonly known and referred to as ___________________________, hereinafter referred to as the CENTER, which storeroom premises are more particularly described as follows:

2.   DESCRIPTION:


                             [ADD DESCRIPTION]


     Within thirty (30) days after the date of this Lease, LESSEE shall have the right to have the leased premises measured to verify the square footage of space contained therein and the results of such measurement certified to LESSOR. In the event the leased premises as constructed (measuring to the center line of the interior walls and the outside of exterior walls) is less than ______________ square feet or greater than _________ square feet, the Minimum Rent, Common Area Maintenance Payment, Tax and insurance payments ("Rent"), as provided for in Section 6., Section 7., Section 8., and all other payments under the Lease calculated by reference to square footage of the leased premises, shall be adjusted to reflect the correct Rent based upon the actual square footage of the leased premises; provided, however, if LESSOR disputes such calculation of square footage by LESSEE, the matter shall be referred to a third party architect agreed upon by both LESSOR and LESSEE whose calculations of square footage of the leased premises as herein provided for shall be binding upon both parties hereto.

3. TERM AND OPTIONS: TO HAVE AND TO HOLD said premises and the appurtenances thereto unto LESSEE for and during a primary lease term of ten (10) years commencing on the first day of the month following the "Rent

Commencement Date", as that term is hereinafter defined, and ending at midnight on the last day of said ten (10) year term ("Primary Term"). Notwithstanding the foregoing to the contrary, if the Rent Commencement Date shall fall on the first day of the month, then the lease term shall commence on such same date. Provided LESSEE shall not then be in any default of this Lease beyond any cure period and that it shall give LESSOR written notice thereof not less than six (6) months prior to the expiration of the Primary Term, LESSEE shall have the option and right to renew and extend this Lease for one (1) additional term of five (5) years ("First Renewal Term"), commencing upon the expiration of the Primary Term, upon the rents, terms and conditions specified in this Lease. Thereafter, provided LESSEE shall not then be in any default of this Lease beyond any cure period and that it shall give LESSOR written notice thereof not less than six (6) months prior to the expiration of the First Renewal Term, LESSEE shall have the option and right to renew and extend this Lease for a second additional term of five (5) years ("Second Renewal Term"), commencing upon the expiration of the First Renewal Term, upon the rents, terms and conditions specified in this Lease. Following the determination of said Rent Commencement Date and said Primary Term and Renewal Term commencement and expiration dates, the parties hereto shall (upon request by either party) execute a written acknowledgment thereof.

4. RENT COMMENCEMENT: LESSEE'S monthly rent and other charges hereunder (prorated for a fractional month) shall commence on the earlier of (a) the sixty-first (61st) calendar day following the date LESSEE is given possession of the premises (as evidenced by the delivery of the keys thereto to LESSEE) or (b) the date LESSEE opens for business. Such date shall be referred to as the "Rent Commencement Date". LESSEE shall use such sixty (60) day period following the delivery of possession of the premises to accomplish any remodeling work it may be required hereunder to do or that it may desire to do (including any fixturing or stocking the premises). In the event LESSEE (except for reasons of force majeure as that term is hereinafter defined) shall fail to open for business within sixty (60) days after said "Rent Commencement Date", such failure shall be and constitute a default under this lease.

     For purposes of this Section, the Minimum Rent shall be $______ per square foot for lease years one through five; $_____ per square foot for lease years six through ten; $______ per square foot for the First Renewal Term; and $_____ per square foot for the Second Renewal Term.

5. COMMON AREA: In conjunction with the lease of said premises, the LESSEE shall also have the non-exclusive right to use, in common with other tenants of the CENTER, all facilities within the Common Area provided by LESSOR in said CENTER for the common use of said tenants, their customers, employees and invitees. Such facilities, hereinafter simply referred to as "Common Area", shall include but not be limited to, the parking areas, driveways, service roads, service areas, sidewalks, landscaped areas, approaches and exits. The LESSOR shall keep and maintain the Common Area in good repair and condition, including lighting, cleaning, resurfacing, painting and striping said Common Area, removing snow, ice and debris therefrom and regulating traffic thereon; and shall maintain, repair and/or replace when necessary the paving, curbs, walkways, lighting, landscaping, parking bumpers, drainage pipes, ducts, conduits and similar or dissimilar items therein. The LESSOR shall neither fence nor otherwise unreasonably obstruct LESSEE'S free use of the Common Area; provided, however, that said Common Area shall at all times remain under the full control of LESSOR and that LESSEE shall respect all reasonable rules and regulations regarding the use of such Common Area as from time to time may be prescribed by the LESSOR. LESSOR reserves the right to close any or all portions of the Common Area to such extent as may, in LESSOR'S opinion, be legally sufficient to prevent a dedication thereof or the accrual of any rights therein to any person or to the public and to close temporarily, if necessary, any part of the Common Area in order to discourage non-customer parking; provided, however, that such actions by the LESSOR do not prohibit free ingress to and egress from the CENTER. LESSOR further reserves the right from time to time to make such changes in and to the Common Area as LESSOR in its sole discretion deems appropriate and to erect or place improvements, structures or buildings thereon or do any other thing with respect thereto so long as the doing of such things does not unreasonably interfere with the business of tenants in the CENTER.

6. MINIMUM RENT: The LESSEE does hereby covenant and agree to pay to LESSOR during said lease term, a "Minimum Rent" in the following annual amounts:

     A.   PRIMARY TERM

          1. RENT COMMENCEMENT DATE THROUGH FIFTH LEASE YEAR - At the annual rate of _____________________________________ Dollars
          ($____________), Payable in equal monthly installments of _________________________________ Dollars ($___________) each.

          2. SIXTH THROUGH TENTH LEASE YEAR - At the annual rate of _______________________________ Dollars ($____________), payable in equal monthly installments of ________________________ Dollars ($__________) each.

     B. FIRST RENEWAL TERM - At the annual rate of ____________________ _______________ Dollars ($___________), payable in equal monthly installments of _____________________ Dollars ($____________)
          each.

     C. SECOND RENEWAL TERM - At the annual rate of ___________________ ______________ Dollars ($__________) payable in equal monthly installments of ________________________________ Dollars
          ($____________) each.

     All monthly rent payments, together with all other sums payable monthly hereunder, shall be paid in advance and without demand upon the first day of each and every month throughout said lease term.

7. COMMON AREA PAYMENT: In addition to the "Minimum Rent" hereinbefore expressly reserved, and as LESSEE'S contribution toward the full costs of maintaining the Common Area of said CENTER, the LESSEE shall further pay to LESSOR during said lease term the minimum annual sum of ________________ _________ Dollars ($____________), payable, in advance and without demand on the first day of each and every month throughout said term, in equal monthly installments of _______________________________________ Dollars
($____________), each provided, however, that such Common Area Payment shall be subject to the following adjustments:

     The amount payable per month by LESSEE as above set forth under this Clause 7., so long as it shall never be less than said amount, shall be adjusted on the first anniversary of the commencement date of the term of this lease and annually thereafter during said lease term by a percentage equal to the percentage increase or decrease in the Revised 1978 Consumer Price Index-U.S. Average All Urban Consumers CPI-U (U.S. City Average All Items) (1982-84=100) published by the Bureau of Labor Statistics of the United States Department of Labor for the third month immediately preceding the date hereinabove designated for such adjustment, over or under said Consumer Price Index so published for the month in which this lease is dated (e.g. If the commencement date of the term of this Lease, and each annual anniversary thereof, is January 1st, then the CPI index for the month of October (i.e. the 3rd month preceding the lease term commencement date) shall be the month used for such adjustment); provided, however, that no annual adjustment shall result in excess of a four percent (4%) increase in the amount then being adjusted. In the event the said Bureau of Labor Statistics shall change the base period of such Consumer Price Index (hereinabove set forth as being 1982-84=100), such new base period shall be substituted for the above stated base period in making the above mentioned adjustment. If during the term of this lease, the U. S. Department of Labor, Bureau of Labor Statistics, ceases to maintain said Consumer Price Index, such other U. S. government index or standard or, if none, such other non-government index or standard as will most nearly accomplish the aim and purpose of said Consumer Price Index and the use thereof by the parties hereto shall be used in determining the amount of the adjustment provided for under this Clause 7.

8. OTHER SUMS PAYABLE: In addition to the "Minimum Rent" and "Common Area Payment" hereinbefore expressly reserved, the LESSEE further agrees to pay to LESSOR for each lease year of said lease term (or as otherwise provided) the following sums:

     A. SECURITY DEPOSIT - LESSEE shall pay to LESSOR the sum of ____________________________ Dollars ($__________), to be held by LESSOR without interest as security for the performance by LESSEE of LESSEE'S covenants and obligations under this Lease, it being expressly understood that such deposit may be commingled with LESSOR'S other funds and is not an advance payment of rental or a measure of LESSOR'S damages in case of default by LESSEE. Upon the occurrence of any event of default by LESSEE, LESSOR may, from time to time, without prejudice to any other remedy provided herein or by law, use such fund to the extent necessary to make good any arrearage of rentals and any other damage, injury, expense or liability caused to LESSOR by such event or default, and LESSEE shall pay to LESSOR on demand the amount so applied in order to restore the security deposit to its original amount. If LESSEE is not then in default hereunder, any remaining balance of such deposit shall be returned by LESSOR to LESSEE within thirty (30) days after termination of this lease.

     B. TAXES ON BUILDING - A prorata share of any and all real estate taxes and assessments, both general and special ("Taxes"), attributable to and imposed upon the building within which the leased premises is contained or of which same is a part (inclusive of the land beneath said building) becoming due and payable semi-annually as provided for under subparagraph
D. below. Such Taxes shall also include the ________________ County annual disposal service charge applicable to the premises referenced in Clause 13.B. below, if such charge shall be added to LESSOR'S tax bill for the Shopping Center. Such prorata share of Taxes (excluding the above disposal service charge which shall be determined separately in accordance with Exhibit "D" attached hereto) due and payable by LESSEE shall be determined by multiplying the total sum thereof by a fraction, the numerator of which shall be the total number of square feet contained within said leased premises and the denominator of which shall be and consist of the total number of square feet of leaseable storeroom space contained within said building.

     C. TAXES ON COMMON AREA - A prorata share of said Taxes attributable to and imposed upon the Common Area and improvements thereon within the CENTER (inclusive of any Taxes for highway and highway-related improvements which may be imposed upon or against said property) becoming due and payable semi-annually as provided for under subparagraph D. below. Such common area shall include all land, with or without improvements thereon, within said CENTER which is set aside for the common use, benefit and enjoyment of all tenants in the CENTER. Such prorata share of Taxes due and payable by LESSEE shall be determined by multiplying the total sum thereof by a fraction, the numerator of which shall be the total number of square feet contained within said leased premises and the denominator of which shall be and consist of the total number of square feet of leaseable storeroom space in the CENTER.

     Any costs, expenses and attorneys' fees (including the costs of tax consultants) incurred by LESSOR in connection with the negotiation for reduction in the assessed valuation of land, buildings and improvements comprising the Shopping Center and any protest or contest of real estate taxes and/or assessments shall be included within the term "Taxes".

     D. TAX BILLS - Unless hereafter changed by the taxing authority, the Taxes for which LESSEE shall be responsible under this lease as mentioned under subparagraphs B. and C. above shall be evidenced by the semi-annual real estate tax bills (regardless of the periods to which such bills actually apply or the time when such bills actually become due and payable) starting with the first semi-annual tax bill being issued after the Rent Commencement Date and ending with the twentieth (20th) semi-annual tax bill being issued after said Rent Commencement Date (inclusive of all semi-annual tax bills becoming due and payable during the period between said dates). In the event LESSEE shall exercise its options hereunder to renew and extend this Lease, LESSEE shall continue the payment of its prorata share of such Taxes through and inclusive of the period ending with the (i) thirtieth (30th) semi-annual tax bill after said Rent Commencement Date (as to the First Renewal Term), and (ii) fortieth (40th) semi-annual tax bill after said Rent Commencement Date (as to the Second Renewal Term).

     E. FIRE INSURANCE - A prorata share of the full cost incurred by LESSOR of fire and extended coverage insurance (including standard all risk perils and rent loss insurance and any costs incurred by LESSOR for repair of casualty damage to the CENTER not covered by such insurance due to the deductible clause of such insurance) carried and maintained upon the building (inclusive of improvements therein or thereto) within which the leased premises is contained or of which same is a part. Unless otherwise determined by the insurance carrier, such prorata share of insurance cost due and payable by LESSEE shall be determined by multiplying the total cost of such insurance by a fraction, the numerator of which shall be the total number of square feet contained within said leased premises and the denominator of which shall be and consist of the total number of square feet of leaseable storeroom space contained within said building. It is understood and agreed by LESSEE that the insurance carried and maintained by LESSOR as provided for under this subparagraph E. does not include insurance coverage on or for casualty damage to the premises of $1,000 or less nor building contents insurance on LESSEE'S personal property, equipment, fixtures or inventory, which insurance the LESSEE herein covenants and agrees to carry and maintain at its expense throughout the term of this lease.

     F. HOW AND WHEN PAYABLE - LESSEE'S security deposit, prorata share of Taxes and fire insurance as provided for above, shall be paid as follows:

          (1) SECURITY DEPOSIT - LESSEE shall pay the security deposit hereinabove provided for upon LESSEE'S execution and delivery of this Lease to LESSOR.

          (2) TAXES - Commencing with the Commencement Date of this lease as provided for under Clause 3. above, or upon such earlier date as LESSEE shall first be required to pay rent hereunder, LESSEE shall pay to LESSOR monthly, in advance, throughout the term of this lease or other period of occupancy of the premises by LESSEE the sum of _______________________________ Dollars ($__________), to be applied against LESSEE'S tax liability under subparagraphs B., C. and D. of this Clause 8. Such monthly sum payable by LESSEE shall be determined on the basis of at least two (2) semi-annual tax bills applicable to the premises or CENTER for the period immediately preceding the first lease year hereunder (unless LESSOR shall be aware of some other evidence indicating a lesser or greater tax liability for the first lease year, in which case said monthly sum shall be determined on the basis of such other evidence). Thereafter, on an annual basis following the end of the first lease year and each subsequent lease year (or at the end of each calendar year if LESSOR so elects, such lease or calendar year, as the case may be, being hereinafter referred to as "tax year"), LESSOR shall, if necessary adjust said monthly amount for Taxes on the basis of LESSEE'S actual tax liability for the immediately preceding tax year (unless LESSOR shall be aware of some other evidence indicating a lesser or greater tax liability for such tax year, in which case said monthly sum shall be determined on the basis of such other evidence), and LESSEE, upon notice from LESSOR, shall commence paying such adjusted monthly sum.

          Concurrently with such annual adjustment (whether or not an adjustment is actually made), LESSOR shall furnish to LESSEE a copy of the tax bill or bills and a statement in reasonable detail of LESSEE'S actual tax liability for the preceding tax year. If the actual amount of LESSEE'S tax liability with respect to any tax year, once determined, is less than the total amount theretofore paid for such period, the excess amount so paid shall then be refunded to LESSEE.
     If the actual amount of LESSEE'S tax liability with respect to any tax year, once determined, shall exceed the total amount theretofore paid by LESSEE for such period, LESSEE shall then pay to LESSOR such deficiency within ten (10) days following notice from LESSOR. Any deficiency assessed may include a deficiency for the period between the end of the tax year in question and the date of determination by LESSOR.

          (3) FIRE INSURANCE - Following the date of this lease, LESSEE shall be billed by LESSOR for its prorata share of insurance costs under subparagraph E. of this Clause 8. covering the period from the Rent Commencement Date of this lease to the next following annual insurance premium payment date (currently April 1 of each year). LESSEE shall pay such insurance bill concurrently with the payment of its first full month's rent due under this lease.

     Thereafter, within thirty (30) days prior to such annual insurance premium payment date, or at any time thereafter, LESSEE, upon billing from LESSOR, shall pay its prorata share of insurance costs for the next following insurance premium payment year (i.e., April 1 through March 31) or part thereof during which the lease term hereunder is in effect or during any other period of occupancy of the premises by LESSEE.

     LESSOR shall furnish LESSEE with a reasonable explanation of the computation of LESSEE'S prorata share of insurance costs with each such billing. In the event this lease shall be terminated other than for reason of default by LESSEE, or shall expire, LESSOR shall promptly refund any portion of such insurance costs paid by LESSEE which are applicable to any period following such termination or expiration date. LESSEE shall have the right, upon prior written notice to LESSOR, to examine LESSOR'S records with respect to both tax and insurance billings under this Lease (such examination to be conducted at LESSOR'S offices during normal business hours).

9. LEASE YEAR AND LEASE TERM: The term "lease year" is hereby defined as meaning the twelve (12) month period beginning with the commencement date of the term of this lease as defined in Clause 3. hereof or with any annual anniversary of said date during the lease term. The term "lease term" shall, unless otherwise expressly provided, be deemed to mean and refer to both the Primary Term and any renewals thereof.

10. RENT PAYABLE: All rent and/or other sums due and payable hereunder shall be paid in lawful United States currency on or before the due date specified for such payment, or if no date specified, as may be directed by the LESSOR, to ___________________________________________________________,
unless and until otherwise directed in writing by LESSOR. LESSEE shall insert on each rent check payable to LESSOR. LESSOR'S Lease Identification No. _______________.

11. REMODELING OF PREMISES: Following the execution of this lease by the parties hereto, the LESSOR shall cause possession of the premises to be delivered to LESSEE on _____________, ____ (unless LESSEE chooses to take possession of the premises prior to such date), and LESSEE hereby agrees to accept same, subject to the terms of this Lease, in "as is condition"; provided, however, LESSOR, at its expense, shall _______________________ __________________ prior to LESSEE'S acceptance of the premises. Additionally, if during any phase of LESSEE'S construction, or at any time during the lease term, any hazardous materials, such as asbestos, are discovered in the premises, the LESSOR agrees that it will be solely responsible, at its expense, to remediate such condition.

     Upon delivery of possession of the premises to LESSEE and during the period preceding the Rent Commencement Date as specified in Clause 4. above, LESSEE shall commence and complete any remodeling work which it may desire or hereunder be required to do (including fixturing and stocking the premises for business); provided, however that prior to the commencement of any such remodeling work (other than installing normal or customary business fixtures), LESSEE shall first obtain LESSOR'S written approval thereof. In order to obtain LESSOR'S approval as aforesaid, LESSEE shall furnish LESSOR with a sufficiently detailed set of Plans and Specifications outlining the scope of LESSEE'S work. LESSOR shall not unreasonably delay or withhold its approval thereof.

12. REPAIRS AND MAINTENANCE: During said lease term or any other period of occupancy prior to or after said lease term the LESSOR shall maintain and keep in good repair the exterior of the building within which the leased premises is contained (inclusive of the obligation to maintain and repair the roof, gutters and downspouts and to keep said building structurally sound, but exclusive of any such exterior part of the premises damaged by the negligence of LESSEE or its employees, agents, contractors or representatives) and the entire Common Area within said CENTER; provided, however, LESSOR shall not be obligated to repair and maintain any part of the exterior storefront of said premises (meaning any part of any door, doorframe or doorjamb, window or window frame), or any other exterior door or window or part thereof, or any exterior sign, awning, light fixture or canopy or part thereof which has been installed by or for LESSEE and which constitutes part of or is affixed to said premises.

     During said same period or periods, in addition to being responsible for the maintenance and repair of those parts of the premises which as above mentioned are not obligations of the LESSOR, LESSEE shall maintain and keep in good repair and condition the interior of the demised premises, including but not limited to the walls, floors and ceilings and any parts thereof; and LESSEE shall further be responsible for the repair, maintenance and replacement, if necessary, of all mechanical, electrical and plumbing systems or parts thereof within or exclusively serving said premises, including but not limited to, the heating, ventilating and air conditioning (HVAC) systems. LESSEE shall enter into a preventive maintenance service contract with a reputable company approved by LESSOR for the regular and periodic servicing (not less than twice each year) of the HVAC system upon and serving the premises. LESSEE shall also contract with a filter replacement service for monthly replacement of filters in the HVAC equipment. LESSEE shall maintain such service contracts in effect throughout the lease term and LESSEE'S occupancy of the premises. If LESSEE shall fail to enter into and maintain such HVAC service contract and such filter replacement service contract, or shall fail to furnish LESSOR on request with satisfactory evidence that such contracts are in effect, LESSOR may, at its option, enter into such contracts for and on behalf of LESSEE and the cost thereof shall, on demand, be promptly paid by LESSEE to LESSOR; provided, however, LESSOR shall have no obligation by virtue of this provision to contract for such services. Additionally, LESSEE understands that failure to cause such HVAC equipment to be regularly and properly serviced and maintained may also negate or void any existing warranties on such equipment. Notwithstanding the LESSOR'S covenants herein set forth, LESSEE shall be solely responsible for keeping the sidewalk immediately in front of its storeroom premises free from snow and ice. Further notwithstanding the foregoing to the contrary, LESSOR warrants that the HVAC system shall be in good working condition and repair upon delivery of possession of the premises to LESSEE; and that LESSOR shall be responsible for such HVAC repair (excluding routine changing of filters) should anything go wrong with the system during the first six (6) months of said Primary Term.

13. OTHER COVENANTS OF LESSEE: In addition to the foregoing covenants and conditions with which LESSEE has agreed to comply, the LESSEE hereby further agrees that it shall:

     A. USE - Use and occupy the leased premises for and during the term of this lease for the following purposes, to wit: a store primarily for the retail sale, rental, display and use of family, religious and inspirational merchandise, including but not limited to printed and recorded books and music and church supplies, and for the incidental sale, in connection with said primary use, of gifts, cards, videos, children's products, stationery, toys and games, textiles, jewelry, figurines, software, calendars, novelties, wall hangings, pictures, posters, gift wrap and other items customarily sold in a majority of LESSEE's other Family Bookstores and/or Family Christian Stores, it being intended that LESSEE'S primary use of the premises shall be for the operation of a Family Bookstore and/or a Family Christian Store substantially like those stores now operated by LESSEE. In the event that the business operated by LESSEE is a franchise business, and if LESSEE for any reason shall cease to be and remain a franchisee of such business, then LESSOR may, on written notice to LESSEE at any time thereafter, cancel and terminate this lease. Said leased premises shall not be used for any other purpose other than as above set forth without the express written consent of the LESSOR being first obtained. LESSEE shall use no part of the sidewalk or other Common Area outside the premises for display, storage or sales purposes and shall cause all deliveries to the premises to be made through the rear entrance, if provided, to such premises.

     Provided LESSEE shall not be and remain in any material default under this Lease, LESSOR agrees not to permit any other tenant in the CENTER to operate a business which is primarily for the sale of Christian products, nor shall it allow a tenant who has more than 1,000 square feet of floor space set aside for the sale or rental of Christian books and Christian music. LESSOR warrants that there are no restrictions in any existing tenant leases that would restrict LESSEE'S use of the premises above described. However, LESSEE acknowledges that LESSOR may grant exclusives to other tenants for the sale of items which LESSEE sells on an incidental basis and that such exclusives could restrict LESSEE from substantially increasing (as a percentage of its gross sales) the sale of such items.
For example, LESSOR may grant an exclusive to a jewelry store or to a toy store, which would restrict LESSEE from conducting a business primarily for the sale of jewelry or the sale of toys. Notwithstanding the foregoing, LESSEE shall not be restricted in the sale of any such "incidental items" so long as its sale of any one category of incidental items (e.g. toys or jewelry) does not exceed fifteen percent (15%) of LESSEE'S gross sales.

     LESSEE shall not allow the leased premises to be used for any purpose that in any way will increase the cost of hazard insurance to the LESSOR over and above the normal cost of such insurance for the type and location of the building of which the demised premises are a part, and for the intended business of the LESSEE hereinabove set forth; nor bring nor suffer to be brought into or upon said premises any substance that will increase the hazard of fire in or on said premises (the parties not hereby intending to exclude items customarily carried in inventory in a retail business of the kind described in this lease); and provided further that should the insurance rate for fire or other hazard to increased by reason of a condition created by LESSEE in its use or occupancy of the premises, even if with the consent of the LESSOR, said increase in such insurance rate created or occasioned by LESSEE'S use or occupancy for extra-hazard purposes shall be paid by the LESSEE as additional rent within ten (10) days after receipt by LESSEE of invoice therefor from the LESSOR.

     B. UTILITIES - Be solely responsible and promptly pay for all public utility and private services rendered or furnished to the leased premises from and after the date that possession of the premises is delivered to LESSEE and during the term hereof (whether furnished or invoiced to the LESSEE by the utility supplier or by the LESSOR) in the nature of heat, air conditioning, water and sewer charges, gas, electricity and trash hauling, together with all taxes, levies or other charges based on the use of such utilities or services. Additionally, if during said lease term or any occupancy of the premises by LESSEE, LESSOR shall be required by any law, regulation or ordinance promulgated, passed or created by any governmental authority or agency thereof, whether federal, state, county, regional, city or other, to pay any service charge levied, assessed or imposed upon LESSOR because of its ownership of the premises hereby leased (an example of such charge being the disposal service charge for disposal of garbage and/or refuse which is imposed pursuant to Resolution No. __________, passed by the County Commissioners of _____________ County, ___________, or any amendment thereof, a copy of said Resolution with accompanying rate schedule being attached hereto as Exhibit "C" and made a part hereof), then and in such event, LESSEE shall promptly reimburse LESSOR for the full actual amount of such service charge paid by LESSOR upon being billed by LESSOR therefor or, if same can be arranged, such service charge shall be paid by LESSEE directly to the charging authority. In the event the disposal service charge for the premises above mentioned is shown as an assessment on LESSOR'S real estate tax bills for the Shopping Center,

LESSEE shall nevertheless reimburse LESSOR for same upon receipt of a statement from LESSOR (such charge to be calculated as provided for in Exhibit "D" to this Lease). The intent of this provision is to make the LESSEE responsible for all such service charges which are or would be imposed upon LESSOR merely by virtue of the fact that it is the owner of the leased premises, but which service charges are, in essence or in effect, imposed for or relate to a specific service or services (such as trash disposal) rendered to, upon or for the premises, or to the use to which the premises have been put by LESSEE, or which primarily benefits the business conducted by LESSEE. This provision is not intended to and does not impose any liability or responsibility upon LESSEE for any charge or charges against LESSOR or the leased premises which are not imposed for or do not relate to such service or services.

     Additionally, the parties hereto specifically understand and agree that LESSOR is not responsible for providing and shall not in any way be liable hereunder unto the LESSEE for the quality or quantity of any utility service in the nature of water, gas and electricity which is or might be necessary for heating, air conditioning and other such purposes upon and within the premises. In the event any local, state or federal government, government body, department, branch, agency or public utility shall restrict or reduce the amount of any fuel or energy which may be utilized to provide the utilities and services hereinbefore referred to, then such reduction or restriction and the reduction in utilities and services to the premises and the CENTER which may result therefrom shall in no way create or constitute a default on the part of the LESSOR under this lease or otherwise, and there shall be no reduction in rents or other sums due and payable by LESSEE under this lease, nor shall LESSEE have or be entitled to any other claim against LESSOR, for the period or periods during which the said utilities and services are so restricted or reduced. Any expense to provide the premises with an alternate source of fuel or energy for or during any period in which regular fuel and energy supplies are curtailed shall be LESSEE'S sole responsibility.

     C. ALTERATIONS - Not make major or structural additions or alterations to the interior or any additions or alterations to the exterior of the leased premises without LESSOR'S prior written consent (which consent shall not be unreasonably delayed or withheld), and when such consent be given, cause all such permitted additions and alterations to be done in a good workmanlike manner. LESSOR'S written approval of LESSEE'S construction and/or remodeling Plans and Specifications furnished to LESSOR prior to the commencement of such work shall constitute LESSOR'S consent. LESSEE further agrees that, in undertaking any such additions or alterations, it shall obtain and pay for all permits from all public authorities, as may be required, pay all cost and expense arising from such undertaking, as well as for all damage occasioned in connection therewith; and LESSEE shall obtain and furnish satisfactory evidence of such additional insurance protecting LESSOR as LESSOR may reasonably request.

LESSEE shall cause all permitted work to be done in accordance with the Plans and Specifications approved by LESSOR, and shall be solely responsible to see that such Plans and Specifications comply with all building, fire and sanitary codes and regulations of governmental authorities having jurisdiction, and any other such laws, codes and regulations, including the requirements and recommendations of LESSOR'S insurance underwriters, relative to such work. LESSEE understands that LESSOR'S approval of said Plans and Specifications as above provided for shall not in any manner be deemed or construed to be an indication or acknowledgment that same are in conformity with such codes, regulations, laws, recommendations or other requirements relating thereto. If LESSEE shall install business fixtures and equipment, or construct partitions, soffits, lofts, shelves, or other improvements (including the installation or relocation of light fixtures) which overload utility lines or result in excessive spacing of sprinkler heads, or which obstruct or impede the sprinklers and/or operation thereof in any way, LESSEE shall, on demand and at its sole expense, make whatever changes are necessary including, but without limit to, the extending, addition, or lowering of sprinkler lines and heads to comply with the requirements or recommendations of LESSOR'S insurance underwriters and/or governmental authorities having jurisdiction thereof. All such additions and alterations (including wall to wall carpeting) shall be and become a part of the realty which shall at LESSOR'S option, upon the termination or expiration of the lease term, remain with and be a part of the premises for the benefit of LESSOR, and LESSOR shall be under no obligation to compensate LESSEE therefor. However, if directed by LESSOR, LESSEE at its sole expense shall remove all such additions and alterations, repair all damage occasioned by such removal, and restore the premises to as good a condition as when received, reasonable wear and tear, excepted.

     D. TRASH AND ODORS - Keep all trash, rubbish, garbage and other refuse in proper containers within the interior of the leased premises or upon the exterior rear of said premises until called for to be removed, and not cause or permit objectionable odors to emanate or be dispelled from said leased premises.

     E. LAWS - Comply with all laws and ordinances and all rules and regulations of governmental authorities, and all recommendations of the ____________________________, with respect to the use and occupancy of said leased premises by LESSEE.

     F. BUSINESS HOURS - Cause its business to be conducted and operated on all business days (excepting Easter, Thanksgiving, Christmas and New Year's day and all Sundays) during at least the hours of 10:00 A.M. to 9:00 P.M., Mondays through Saturdays. By this covenant, it is meant that LESSEE, except for reasons of force majeure, shall continuously operate and keep open its business upon the premises during the hours above specified throughout the term of this lease. If LESSEE fails to comply with this covenant, it shall be in default of this lease even though it may continue to pay the rent and other charges provided for hereunder. Notwithstanding the foregoing to the contrary, LESSEE shall also be permitted to close one additional business day to conduct physical inventory.

     G. SIGNS - Install and erect a business identification sign on the exterior storefront of said leased premises in accordance with LESSOR'S sign criteria as set forth and described on Exhibit "D" attached hereto and made a part hereof; provided, however, LESSEE shall as soon as possible after the signing of this Lease furnish LESSOR for LESSOR'S approval with a detailed, to scale rendering of such sign prior to ordering or installing same, which rendering shall include all sign specifications required by LESSOR. LESSOR shall not unreasonably withhold its approval of such sign. LESSEE shall cause said sign to be illuminated each business day during the hours from dusk to one-half hour past LESSEE'S closing time; provided, however, if LESSEE'S closing time is earlier than the majority of other stores in the CENTER, LESSEE shall keep said sign illuminated until one-half hour past the closing time of the majority of said other stores. Further, LESSEE shall not place or erect any awnings, canopies or other fixtures or apparatus on the exterior of said leased premises unless the same be expressly provided for herein or otherwise approved in writing by the LESSOR. When so approved and/or permitted hereunder, LESSEE agrees that it shall maintain such signs, awnings, canopies, fixtures or apparatus in good condition and repair and save LESSOR harmless from all cost, expense, loss or damage which may result from the erection, maintenance, existence or removal of same. Upon vacating the premises, LESSEE agrees that it shall remove all such signs, awnings, canopies, fixtures or apparatus as it may have installed on the leased premises and repair all damage caused by or resulting from such removal. Any refusal by LESSOR to approve a sign or signs which fail to meet the sign criteria as set forth on said Exhibit "D" shall not be deemed nor construed to be an unreasonable withholding of approval hereunder by LESSOR. Additionally, LESSOR shall have the right to remove LESSEE'S storefront sign (or any awning, canopy, fixture or apparatus installed by LESSEE) at any time it may be necessary or advisable to do so for the purpose of remodeling or repairing any part of the structure of which the demised premises are a part, but LESSOR agrees to promptly reinstall said sign, awning, canopy, fixture or apparatus upon completion of the work.

     H. LIENS - Promptly pay all contractors and materialmen hired by LESSEE and secure from said parties and their respective subcontractors and suppliers proper releases or waivers of lien so as to minimize the possibility of any lien attaching to the leased premises or CENTER and, should any such lien be filed, bond against or cause same to be discharged within thirty (30) days after receipt of written request from LESSOR to do so.

     I. LIABILITY INSURANCE - Keep in force at its own expense, so long as this lease remains in effect, public liability and property damage insurance in companies authorized to do business in ______________ and ___________________ County with respect to the leased premises, insuring both LESSOR and LESSEE as their interests may appear (LESSOR to be named an Additional Insured Party in said policy), with a combined single limit coverage of not less than One Million and no/100 Dollars ($1,000,000.00) on account of bodily injuries and/or death and property damage. Such policy shall also require the LESSOR to be notified in writing by the insurer at least thirty (30) days prior to the cancellation or reduction in the amount of such insurance. LESSEE shall furnish the LESSOR with an original certificate or certificates (and with renewal certificates) from the insurer or insurers evidencing such insurance coverage to be in effect. Should LESSEE fail at any time to provide this coverage and evidence thereof, LESSOR may cause a policy with such dollar limits to be issued by a reputable insurance company for and on behalf of LESSEE, and LESSEE shall promptly reimburse LESSOR on demand for the full cost thereof.

     J. ASSIGNMENT OR SUBLEASE - Not voluntarily, involuntarily or by operation of law assign or encumber this lease, in whole or in part, or sublet the whole or any part of the demised premises, or permit any other persons to occupy same without the express written consent of the LESSOR, references elsewhere in this lease to assignees, subtenants or other persons notwithstanding. In the event that LESSEE requests permission to either assign this lease, or to sublet the whole or any part of the demised premises, or should this lease be deemed to be assigned as hereinafter provided, then LESSOR shall not unreasonably withhold its consent. In the absence of such consent, no person or entity to whom or to which an assignment has been made or with whom or which a sublease has been entered into shall have any claim, right or remedy whatsoever hereunder, against LESSOR, and LESSOR shall have no duty to recognize any person or entity claiming under or through the same. Additionally, each request on the part of LESSEE to assign this lease or sublet the premises shall be accompanied by a processing fee payable to LESSOR in the amount of Two Hundred and no/100 Dollars ($200.00), which fee constitutes reimbursement to LESSOR for its administrative, legal and other overhead costs and expenses incurred in reviewing and/or preparing necessary and related documents and otherwise processing such request. Any assignment or subletting, even with the consent of LESSOR, shall not relieve LESSEE from liability for payment of rent or other sums herein provided or from the obligation to keep and be bound by the terms, conditions and covenants of this lease. LESSOR shall also have the right to condition its consent to any assignment or sublease upon the assignee's or sublessee's entry into an agreement with or for the benefit of (and in form and substance satisfactory to) LESSOR, providing for such assignee's or sublessee's assumption of all of the LESSEE'S obligations under this lease. The acceptance of rent from any other persons shall not be deemed to be a waiver of any of the provisions of this lease or to be a consent to the assignment of this lease or subletting of the demised premises. In the event LESSEE shall sublet the demised premises for a rental in excess of the rental hereunder payable by LESSEE, the full amount of such excess rental shall be automatically due and payable by LESSEE to LESSOR as additional rent under this lease.

     Notwithstanding anything in this Lease to the contrary, LESSEE shall have the right, on one occasion only during the lease term, and upon thirty
(30) days' prior written notice to LESSOR, together with sufficient documentation which verifies that all of the requirements set forth hereunder have been fulfilled and the conditions have been met, to (a) assign and transfer this Lease to another entity to which LESSEE has sold all of its assets, or (b) to merge or consolidate with another entity with the result that the merged or consolidated entity shall have all of the assets of LESSEE, provided that (i) LESSEE shall not at the time of such assignment be in default under any of the terms, covenants and conditions of this Lease, (ii) such assignee or merged entity shall have a net worth equal to or greater than the net worth of LESSEE as of the date of this Lease or as of the date immediately preceding such assignment, whichever of such net worth amounts shall be greater (and, in the event of an assignee other than a merged entity, such assignee shall be required to satisfy such net worth test both immediately before and after the date of assignment),
(iii) such assignee or merged entity shall agree in writing to perform all of LESSEE'S unperformed and remaining terms, covenants and conditions of this Lease, (iv) LESSEE shall at all times remain primarily obligated for the performance of all of the terms, covenants and conditions of this Lease, and (v) such assignee or merged entity shall have substantial and proven experience in the successful operation of the type of business set forth in the permitted uses described above, or such assignee or merged entity shall (for the lease term) retain substantially the same management personnel as employed by LESSEE immediately prior to such assignment and transfer, and the experience of such assignee or merged entity or proof reasonably satisfactory to LESSOR that substantially the same management personnel has been retained shall be documented to LESSOR. Subject to the foregoing conditions, a permitted assignment and transfer may also be implemented by means of a transfer of all of LESSEE'S voting capital stock, provided that the purchaser of such voting capital stock shall guarantee the performance by LESSEE of all of the terms, covenants and conditions of this Lease and shall provide to LESSOR, prior to the effective date of such purchase, an executed guaranty in the form required by LESSOR; provided, however, that such guaranty shall not be required in the event that such purchaser shall have a net worth at least equal to the net worth of LESSEE as of the date of this Lease or as of the date immediately preceding such assignment, whichever of such net worth amounts shall be greater (provided that such purchaser must satisfy such net worth test both immediately before and after the date of purchase of LESSEE'S voting capital stock). Within twenty (20) days prior to the effective date of any such assignment or transfer, LESSEE shall provide LESSOR with all documents and evidence necessary for LESSOR to determine that the foregoing terms and conditions have been or will be met and satisfied; and provided such conditions are met and satisfied, LESSEE shall have the right to proceed with such merger, consolidation or assignment. Also, within twenty (20) days after the effective date of any such assignment or transfer, LESSEE shall provide LESSOR with a copy of the fully-executed and dated merger, consolidation and/or assignment documents. LESSOR'S prior consent shall not be required for any "going public" transaction by LESSEE or transfers of LESSEE'S stock by operation of law due to the death or incapacity of any shareholder or in connection with any disposition to a family trust or other estate-planning vehicle by any such shareholder.

     If LESSEE is a corporation (other than one whose stock is traded on a national stock exchange), then any transfer of this lease from LESSEE by merger, consolidation or liquidation, or any change in ownership or power to vote of a majority of its outstanding voting stock from the owners of such stock or those controlling the power to vote of such stock as of the date of this lease shall constitute an assignment for the purpose of this lease. An assignment for the benefit of creditors or by operation of law shall not be effective to transfer any rights to the assignee without the express written consent of the LESSOR having been obtained.

     Notwithstanding any provision above or in this lease to the contrary, before LESSEE may negotiate with any other person or party for the assignment of this lease or subletting of all or part of said premises, LESSEE must first notify LESSOR if it's desire to do so and offer to relinquish its lease and lease rights in and to said premises, and to surrender same, to the LESSOR; and upon receipt of such notice from LESSEE, LESSOR shall have the right and option, upon notice to LESSEE, to terminate this lease and to recapture for its own use and benefit the demised premises; and LESSEE hereby agrees that if LESSOR exercises such right of termination and recapture, this lease shall terminate and become absolutely null and void upon not less than thirty (30) or more than sixty (60) days after that date of LESSOR'S notice of termination to LESSEE. Upon such termination, LESSEE shall surrender the premises and all leasehold improvements to the LESSOR, and all accounts and interest of the parties shall be settled to the effective date of termination. LESSEE further understands and agrees that LESSOR'S right and option to terminate this lease and recapture the premises shall be separate and distinct from its right hereunder to consent or withhold consent to any proposed assignment or sublease.

     K. RULES AND REGULATIONS - Comply with and observe all reasonable rules and regulations adopted by the LESSOR and applicable to the leased premises and the CENTER as the same may from time to time be amended by LESSOR, provided, however, that such rules and regulations shall be equally and uniformly applicable to the majority of LESSOR'S other tenants in said CENTER and LESSEE shall have been given written notice thereof.

     L. SUBORDINATION - DOCUMENTATION REQUIRED BY MORTGAGEE - Provided LESSOR'S mortgagee agrees to deliver to LESSEE a fully executed Non-Disturbance Agreement in substance agreeable to LESSEE, LESSEE shall execute and deliver any instruments which may be required to effect the subordination of this lease to the lien or liens of any mortgages or deeds of trust upon the leased premises, whether in being or hereafter created, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in said mortgages or deeds of trust shall agree in writing to recognize LESSEE'S lease in the event of foreclosure so long as LESSEE is not in default of this lease (it being hereby agreed by LESSEE that, in any event, this lease shall, on the request of either LESSOR or any mortgagee of the premises, be subordinate to any first mortgages or deeds of trust that may now exist or be hereafter placed upon the subject premises and to any and all advances made or to be made thereunder).
LESSEE also agrees that any mortgagee or trustee may elect to have this lease made a prior lien to its mortgage or deed of trust, and in the event of such election and upon notice by such mortgagee or trustee, or by LESSOR, to LESSEE to that effect, this lease shall be deemed prior in lien to said mortgage or deed of trust, whether this lease is dated prior or subsequent to the date of said mortgage or deed of trust. LESSEE further agrees that upon request, it shall promptly execute and deliver whatever instruments may be reasonably required for such purposes and to carry out the intent of this provision.

     Additionally, LESSEE shall, at any time and from time to time upon request by LESSOR, promptly execute and deliver to LESSOR or to such other party designated by LESSOR a statement in writing in such form as may be prescribed certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Minimum Rents and other sums and charges due under the lease have been paid, and stating whether or not to the best of LESSEE's knowledge LESSOR is in default in the performance of any covenant, agreement, term, provision or condition contained in this lease, and if so, specifying each such default of which the LESSEE may have knowledge, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser or tenant of the improvements or of the improvements and the land, any mortgagee or prospective mortgagee thereof, or any prospective assignee of any mortgagee thereof. LESSEE also shall promptly execute and deliver on request by LESSOR such other similar or related certificates or instruments as LESSOR or any institutional lender may reasonably require or desire with respect to this lease.

     In the event of the sale or assignment of all or part of LESSOR'S interest in the CENTER, or in the event of any proceedings brought for the foreclosure of, or exercise of the power of sale under, any mortgage covering said premises and all or part of the CENTER, LESSEE shall and hereby agrees to attorn to and recognize such purchaser or mortgagee as landlord under this lease, and in any of such events, LESSOR shall not thereafter be liable under this lease.

     M. SURRENDER OF PREMISES - Except as otherwise expressly provided in other provisions of this Lease, surrender said leased premises to LESSOR upon the expiration of the tenancy hereby created or hereinafter permitted in as good condition as received, normal wear and tear, damage by acts of God or other unavoidable casualty, excepted.

     N. WASTE OR NUISANCE - Not commit or suffer to be committed any waste upon the leased premises or any nuisance to be maintained thereon which may disturb the quiet enjoyment of any other tenants in the building or the CENTER of which the leased premises are a part.

     O. INSPECTION - Permit the LESSOR or LESSOR'S authorized agents to enter the leased premises at all reasonable times with prior notice to LESSEE, except in cases of emergency, for the purpose of making examinations of and/or necessary repairs to same and, within six (6) months from the expiration of the lease term, to show said premises to prospective purchasers or tenants, provided, however, that no rights hereunder exercised by LESSOR shall be deemed to impose upon the LESSOR any obligation for the care, maintenance or repair of said leased premises or any part thereof except as otherwise in this lease expressly stated and contained.

     P. EMPLOYEE PARKING - Cause its employees to park their cars only in locations in said CENTER designated by LESSOR. Upon written request from the LESSOR, LESSEE shall promptly furnish to LESSOR the license numbers of its employees' automobiles for the purpose of aiding LESSOR to ascertain employees violating this parking restriction.

     Q. ADVERTISING - Cooperate fully with the LESSOR and other tenants of the CENTER in promoting the use of trade names, slogans, logos and the like as may be adopted for promotion of the CENTER; and to specify in all forms of advertising of its business at said CENTER that same is located in the THE SHOPPES AT PRESTIGE PLAZA Shopping Center.

     R. SOLICITATION - Not solicit, or permit its employees, agents or representatives to solicit, any business in or upon the common areas of the CENTER nor distribute any handbills or other advertising matter in such areas.

     S. AUCTION AND OTHER SALES - Not conduct or permit any sale by auction in, upon or about the premises, whether said auction be voluntary, involuntary or pursuant to any assignment for the benefit of creditors, or pursuant to any bankruptcy or other insolvency proceeding; and no fire, bankruptcy, and or going out of business sale shall be conducted in, upon or about the premises.

14. OTHER COVENANTS OF LESSOR: In addition to the foregoing covenants and conditions with which LESSOR has agreed to comply, the LESSOR hereby further agrees that it shall:

     A. LIABILITY INSURANCE - Keep in force at all times public liability and property damage insurance in companies authorized to do business in ______________ and ______________ County with respect to all common areas of said CENTER, with a combined single limit coverage of not less than One Million and no/100 Dollars ($1,000,000.00) on account of bodily injuries and/or death and property damage.

     B. FIRE INSURANCE - Carry and maintain fire and extended coverage insurance (including standard all risk perils and rent loss coverage) upon the entire CENTER and the premises hereby leased. Such insurance coverage (except for a $1,000 deductible) shall cover LESSOR'S insurable value in the CENTER and premises hereby leased, designated as "replacement cost", and not less than the amount which may from time to time be required by any mortgagee or other lending institution having an interest in the CENTER.

     C. QUIET ENJOYMENT - Be lawfully seized and in possession of the leased premises on the date hereof and, upon LESSEE paying the rent and performing all covenants and agreements herein stipulated to be performed by LESSEE, allow said LESSEE to have the peaceful and quiet enjoyment and possession of said premises during the full term of this lease without any manner of hindrance or molestation on the part of LESSOR or anyone claiming by, through or under LESSOR.

15. OTHER MUTUAL COVENANTS: In addition to the foregoing covenants and conditions with which the parties hereto have agreed to comply, the LESSOR and LESSEE do hereby further mutually agree that:

     A. WAIVER OF SUBROGATION - LESSOR and LESSEE hereby waive all rights of recovery in causes of action which either party has or may have or which may arise hereafter against the other, whether caused by negligence or otherwise, for any damage to the premises or contents therein or to the CENTER or any part thereof caused by any of the perils which are normally covered under approved ______________ broad form policies of fire and extended coverage, building and contents and business interruption insurance or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; and further provided that the foregoing waivers do not invalidate any policy of insurance of the parties hereto, now or hereafter issued, it being stipulated by the parties hereto that the waivers shall not apply in any case in which the insurance application thereof would result in the invalidation of any such policy of insurance.

     B. FIXTURES AND PERSONALTY - All personal property installed in or brought upon the leased premises by the LESSEE, in the nature of furniture, fixtures, business equipment, display cases, racks and supplies, shall remain the sole property of the LESSEE, and the same at any time may be removed (and if directed by LESSOR at the expiration or sooner termination of this lease, shall be removed) by the LESSEE, provided, however, that

LESSEE shall promptly repair any damage to the premises occasioned by such removal. In addition to repairs of any and all damage to the walls, floors, ceiling or roof or parts thereof, or any other appurtenant parts of the demised premises, which may be occasioned by removal of LESSEE'S property, LESSEE shall also be required, at LESSOR'S direction, to repair and/or restore such other improvements or changes in and to the premises which are specifically made for the conduct of LESSEE'S business such as but not limited to (if applicable) the restoration of the floor to a single uniform level, the repair and restoration of the roof of the premises by a contractor selected or approved by LESSOR of all roof or wall cuts necessitated for LESSEE'S business, and the removal (to the point of entry into the premises) of all electrical, plumbing, gas and telephone lines, as well as all mechanical lines, pipes or stacks, and the proper stubbing of said lines, pipes or stacks at such point of entry into the premises. Any such personal property left by LESSEE upon the premises after the expiration of the term of this lease may be placed in storage by LESSOR at LESSEE'S sole expense or retained by LESSOR at the premises and, if same shall not be called for within ten (10) calendar days after written notice from LESSOR, said property shall be deemed to be abandoned by LESSEE, and LESSOR may do as it sees fit with same.

     C. INDEMNIFICATION - Except for damages and/or injuries sustained by persons or property while in or upon the leased premises which damages or injuries are caused in whole or in part by the negligence or misconduct of the LESSOR, its employees, agents or representatives, the LESSEE does hereby covenant and agree to indemnify and hold harmless the LESSOR from and against any and all claims and causes of action relating or with respect to such damages or injuries arising during the term of this lease.

     D. DAMAGE OR DESTRUCTION - In the event the leased premises shall be damaged or destroyed by fire or other casualty, the LESSOR hereby agrees that it shall, subject to delays which may arise by reason of adjustment of loss under insurance policies and except as otherwise provided in this Lease, promptly commence the complete restoration or replacement of same (except for leasehold improvements hereafter made by LESSEE which shall be LESSEE's responsibility) to a tenantable condition at least as good as, or better than, the condition of said premises prior to the happening of such fire or other casualty. If the LESSOR shall not cause said restoration or replacement to be substantially completed and the said premises made ready for occupancy within 180 calendar days after the date of such fire or other casualty, provided, however, that LESSOR shall have an additional number of calendar days over and above said 180 calendar days equal to the number of calendar days that LESSOR is actually delayed in said completion by reason of any "force majeure", as that term is hereinafter defined, then LESSEE shall have the option of terminating this lease by giving written notice to LESSOR of its intention to do so, and such termination shall be deemed to be effective upon the date such notice is received by LESSOR.
Additionally, during the time said leased premises are being restored or replaced and until completion thereof, the LESSEE's Minimum Rent, other than Percentage Rent, shall be proportionately and equitably reduced based upon the total usable space remaining available to LESSEE for the operation of its business.

     In the event that the leased premises shall at any time be substantially or wholly damaged or destroyed by fire or other casualty (meaning damage equal to fifty percent (50%) or more of the full value of the replacement cost thereof), and such damage shall occur at a time when there is less than one (1) year of said primary lease term or any renewal term remaining, the LESSOR shall have the option of terminating this lease by giving written notice to the LESSEE within sixty (60) calendar days after the happening of such fire or other casualty of its intention to do so. If the LESSOR shall not give to the LESSEE such written notice of termination within the aforesaid prescribed time, it shall be presumed and binding upon said LESSOR that LESSOR does not intend to terminate this lease and, from and thereafter, LESSOR shall not have such right of termination. Additionally, after the elapse of said sixty (60) calendar days period and without the LESSOR having given notice of termination as aforesaid, the LESSOR shall as aforesaid promptly commence the complete restoration or replacement of said premises.

     E. FORCE MAJEURE - The term "force majeure" is hereby defined as being any strike, embargo, material, labor or transportation shortage, act of God, act of public enemy, act of duly constituted governmental authority, flood, fire, riot, civil disturbance, or any other circumstance beyond the party's control other than a party's financial inability to pay its debts as they come due, whether of the kind or nature specified or not, the specification herein of certain causes not being exclusive of any other causes beyond said party's control.

     F. CONDEMNATION - In the event the leased premises or any part thereof shall be taken in any condemnation proceeding under the right of eminent domain, whether the same be exercised by any Federal, state or local government agency or by anyone else having such right, or should said leased premises or any part thereof be conveyed under threat of such a taking or condemnation, so that the said leased premises or remaining portion thereof shall not be reasonably adequate and satisfactory for the conduct and operation of LESSEE's business in substantially the same manner and degree as immediately prior to said taking, condemnation or conveyance, then either LESSOR or LESSEE, upon written notice to the other party within thirty (30) calendar days after such taking, condemnation or conveyance, may cancel and terminate this lease. Upon such notice of cancellation and termination, all rights and obligations of the parties hereunder (except for claims of either party in existence prior to such condemnation or conveyance) shall cease and be and become null and void as of the actual date of such taking, condemnation or conveyance. Except for the unamortized portion of any leasehold improvements provided and paid for by

LESSEE, or for any claim LESSEE may have for relocation expenses, the proceeds of any such condemnation or taking, whether for all or part of said premises, shall belong to the LESSOR.

     G. DEFAULT OF LESSEE - In the event the LESSEE shall fail to pay any of the rent or other sums and charges herein required by it to be paid and LESSEE shall further fail to pay all of aforesaid sums due within ten (10) calendar days after receipt of written notice from LESSOR advising LESSEE of such default, or in the event the LESSEE shall fail to perform and comply with any other covenants and conditions of this lease herein required by it to be performed and complied with, and LESSEE shall further fail to perform and comply with such covenants and conditions and cure such default within thirty (30) calendar days after receipt of written notice from LESSOR advising LESSEE of such default (provided, that if LESSEE proceeds with due diligence during such thirty (30) day period to cure such default and is unable by reason of the nature of the work involved to cure the same within said thirty (30) days, then LESSEE shall have an additional period of time not to exceed fifteen (15) days to cure such default; provided, further, however, that such extension of time shall not subject LESSOR to any liability, and the interest of LESSOR in the demised premises shall not be jeopardized by reason thereof), or in the event the LESSEE shall be adjudicated a bankrupt or a voluntary petition in bankruptcy be filed by LESSEE, or should this leasehold be taken under execution, attachment or other process of law, or should LESSEE make an assignment for the benefit of creditors or a receiver or trustee be appointed for LESSEE, and said bankruptcy adjudication or petition, execution or attachment, assignment for the benefit of creditors or appointment of receiver or trustee, not be vacated, released, dismissed or otherwise corrected within sixty (60) calendar days after the date of same, or should LESSEE vacate or abandon said premises, the terms "vacate" or "abandon" for purposes of this paragraph being defined as LESSEE'S failure to open the leased premises for a period of five (5) consecutive days, except where LESSEE shall either have the right hereunder to remain closed for such period or same is due to reasons constituting force majeure, then, in any of the aforesaid events, without further written notice from LESSOR to LESSEE, and without terminating this lease, or, if LESSOR shall elect to terminate this lease, upon notice to LESSEE of such termination, the said LESSOR shall have the immediate right to enter and repossess the leased premises by force or otherwise, without any requirement of legal proceeding or court order, to have the locks on all doors to the premises changed, and to remove therefrom the said LESSEE and LESSEE's property, and anyone claiming by, through or under the LESSEE; or, in the alternative, LESSOR may terminate this lease and allow LESSEE to remain in possession of said premises and to continue in business thereon upon a month to month tenancy at the same rents, terms and conditions as set forth in the terminated lease except as to term, and LESSOR may thereafter terminate such month to month tenancy upon thirty (30) days written notice to LESSEE; and, whether or not LESSOR shall have terminated this lease or LESSEE'S occupancy of the premises,

LESSOR shall have full right to sue for and collect all sums or amounts with respect to which LESSEE may then be in default and accrued up to the time of such entry or termination, including damages to the LESSOR by reason of any breach or default on the part of the LESSEE, or the LESSOR may bring suit for the collection of such rents and damages without entering into possession of the premises or avoiding this lease.

     LESSEE agrees that LESSOR'S election hereunder to terminate this lease and to allow LESSEE to remain in occupancy of the premises and to continue in business thereon pursuant to the same rents, terms and conditions set forth in the terminated lease, except as to term, shall not in any way relieve LESSEE from its responsibility and obligation to be and remain liable for all rents and other sums due and to become due and all other obligations of the LESSEE set forth in the lease, including repair and maintenance obligations, for the period equating to the balance of time remaining between the date of termination of the lease and the date which would have been the normal expiration date of the lease term had this lease not been terminated; and LESSEE specifically agrees that LESSOR'S damages shall include but not be limited to the value of such rents and other sums and obligations which will continue for such period, plus interest thereon, court costs and legal fees.

     In addition to, but not in limitation of any of the remedies set forth in this lease or given to the LESSOR by law or in equity, LESSOR shall have the right and option, in the event of any default by the LESSEE under this lease and the continuance of such default after the period of notice above provided, to retake possession of the premises from the LESSEE by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by the LESSOR in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the premises, shall not be construed as an election to terminate this lease unless LESSOR expressly exercises its option hereinbefore provided to declare the term hereof ended, whether or not such entry or reentry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged the LESSEE from any of its obligations and liabilities for the remainder of the term of this lease, and the LESSEE shall, notwithstanding such entry or reentry, continue to be liable for the payment of the rents and all other sums and charges hereunder and the performance of the other covenants and conditions hereof and shall pay to the LESSOR all monthly deficits after such reentry in monthly installments as the amounts of such deficits from time to time are ascertained, and, if in the event of any such ouster, the LESSOR rents or leases the premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term created hereunder) for an aggregate rent during the portion of such new lease coextensive with the term created hereunder which is less than the rent and other charges which the LESSEE would pay hereunder for such period LESSOR may, immediately upon the making of such new lease or the creation of such new tenancy, sue for and recover the difference between the aggregate rental provided for in said new lease for the portion of the term coextensive with the term created hereunder and the rent which LESSEE would pay hereunder for such period, together with any expense to which the LESSOR may be put for brokerage commission, placing the premises in tenantable condition for any new tenant, or otherwise with respect to said premises. If such new lease or tenancy is made for a shorter term than the balance of the term of this lease, any such action brought by the LESSOR to collect the deficit for that period, shall not bar the LESSOR from thereafter suing for any loss accruing during the balance of the unexpired term of this lease. Notwithstanding any provisions to the contrary elsewhere in this subparagraph G., in the event LESSOR shall give LESSEE written notice twice in any lease year that the payment of rent or other lease charges is more than ten (10) days late past the due date thereof, LESSOR shall not thereafter during such same lease year be required to further notify LESSEE of such a late payment. Further, LESSOR may then proceed, without further notice, to terminate this lease and/or to commence eviction proceedings against LESSEE, or to take any other action against LESSEE for default as may be permitted under this lease, at law or in equity, without the LESSEE having any further rights hereunder to cure or remedy such default; and LESSEE hereby waives any right it may have or to which it may be entitled, to cure or remedy a default in the payment of rent or other lease charges after it has in any lease year been twice notified by LESSOR of such late payment thereof, the LESSEE acknowledging and agreeing that LESSOR ought not to be required, more than twice in any lease year, to suffer or permit any tenant to unfairly circumvent (for whatever reason) the rental provisions of this lease which require rent and other charges to be paid by certain specified dates, without notice or demand.

     If LESSEE at any time shall fail to pay any Taxes, assessments, liens or insurance payments provided for hereunder, or shall fail to make any other payment or perform any other act required by this lease to be made or performed by it, LESSOR, without waiving or releasing LESSEE from any obligation or default under this lease, may (but shall not be obligated to) at any time thereafter make such payment or perform such act for the account and at the expense of LESSEE. All sums so paid by LESSOR and all costs and expenses so incurred, shall accrue interest at the highest annual rate allowed under the laws of the State of ___________, from the date of payment or incurring thereof by LESSOR and shall constitute additional rent payable by LESSEE under this lease and shall be paid by LESSEE to LESSOR upon demand. All rights and remedies of LESSOR herein enumerated shall be cumulative and none shall exclude any other remedies allowed at law or in equity.

     H. LIABILITY FOR DAMAGE - Except for its own negligence or as otherwise in this lease provided, LESSOR shall not be liable for any damage to the premises nor to any of its contents or other personal property therein done or occasioned by or from the electrical system, the heating or air conditioning system, the sprinkler system or the plumbing and sewer systems (including damage caused by the freezing or bursting of pipes), in, upon or about the premises or the building of which the premises are a part, nor for damages occasioned by water, snow or ice being upon or coming through the roof, walls, windows, doors or otherwise, nor for any damage arising from acts of negligence of co-tenants or other occupants of the building or buildings of which the premises may be a part, or the acts of any owners or occupants of adjoining or contiguous property.

     I. EXCULPATION - If LESSOR shall fail to perform any covenant, term or condition of this Lease upon LESSOR'S part to be performed, or, if LESSOR is liable for any negligent act or omission hereunder, and if as a consequence of such default LESSEE shall recover a money judgment against LESSOR, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of LESSOR in the Shopping Center and out of rents or other income from such Shopping Center receivable by LESSOR, or out of the consideration received by LESSOR from the sale or other disposition of all or any part of LESSOR'S right, title and interest in the Shopping Center, and neither LESSOR nor any of the general or limited partners of LESSOR if LESSOR is a partnership shall be liable for any deficiency.

     J. NOTICES - Whenever any notice is required or permitted hereunder, the same shall be given in writing, sent by registered or certified United States mail, or by reputable nationwide, overnight carrier, postage or fees prepaid, return receipt requested, and shall be addressed to the address of the party to be served as first hereinbefore given, or at such other address as either party may hereafter and from time to time designate in writing to the other. If either party's address shall be changed during the term hereof and written notice of such change not be given to the other party as hereinbefore prescribed, any notice and the contents thereof, if properly mailed or delivered as stated to the last known address of the party whose address has been changed, shall be valid and binding upon said party for all intents and purposes. All notices hereunder, if given as herein directed, shall be deemed to be effective upon the date such notice is received. Any refusal to accept delivery of any notice by a party hereto shall be deemed to be a receipt of such notice as of the date of such refusal.

     K. LACHES - The waiver of any covenants or conditions or of the performance of and compliance with same, or the acquiesced breach thereof, shall not constitute a waiver of any subsequent non-performance and non-compliance or of any subsequent breach of such covenants or conditions, nor will such waiver justify or authorize the non-observance of any other covenant or condition hereof.

     L. LEGALITY - Should any one or more of the terms and provisions of this lease be declared void or in violation of law by any competent authority, this lease and its remaining covenants and conditions shall, notwithstanding such determinations, continue and be of full force and effect.

     M. TITLES - All paragraph titles herein contained shall be for reference and convenience only and shall not constitute a substantive part of this lease.

     N. LAW - This lease and each and every provision herein contained, as the same may from time to time be amended, or any disputes or misunderstandings involving same, shall at all times during the term hereof be governed and controlled by the applicable laws of the State of __________. Any action or proceeding arising under this lease shall be brought in the courts of ________________ County, _______________;
provided, however, that if any such action or proceeding arises under the Constitution, laws or treaties of the United States of America, or if there is a diversity of citizenship between the parties hereto, so that it is to be brought in a United States District Court, it shall be brought in the United States District Court for the Southern District of Ohio.

     O. MEMORANDUM OF LEASE - In the event, either simultaneously with the execution of this lease or at anytime thereafter during the term hereof, LESSOR shall request that a Memorandum of this lease ("Memorandum of Lease") be executed and recorded in the public records of ________________ County, LESSEE hereby agrees to cooperate with LESSOR and to execute said Memorandum of Lease for such purposes. When prepared, such document shall set forth the names and addresses of both LESSOR and LESSEE, a description of said leased premises and said CENTER, the duration of the term of lease (including the exact commencement and ending dates of each term) and a reference to any special clauses contained in this lease which might be of particular significance for recording purposes. Such Memorandum of Lease shall not set forth the amount of any rents or other sums or charges provided for under this lease. The parties further agree that this lease instrument shall not at any time be recorded or made public.

     P. TIME OF ESSENCE - Time is of the essence with respect to the compliance with and performance of each of the covenants and agreements under this lease.

     Q. LATE CHARGES - In the event that payment of any sum of money due under this lease, including but not limited to Rent, Common Area Maintenance charges, Taxes, Insurance charges, Marketing Fund fees and the like, shall become overdue for ten (10) calendar days beyond the date on which said sums of money are due and payable as in this lease provided, a late charge of 1.50% per month (computed on a 30 day month) on the sums so overdue, computed from the actual date stipulated for payment under this lease to the date of receipt by LESSOR, shall become immediately due and payable by LESSEE to LESSOR for LESSEE's failure to make prompt payment of said sums, and the full amount of late charges shall be payable by LESSEE on demand. In the event of the non-payment for any reason of any such late charges or any part thereof, LESSOR, in addition to all other rights and remedies which it may have, shall have all the rights and remedies provided for herein and by law as in the case of non-payment of rent. No failure by LESSOR to insist upon the strict performance by LESSEE of LESSEE's obligations hereunder to pay late charges shall constitute a waiver by LESSOR of its right to enforce the provisions of this subparagraph in any instance thereafter occurring. The provisions of this subparagraph Q. shall not be construed in any way to extend the notice periods for default as provided for in Clause 15.G. of this lease. By way of example only, the amount of a late charge due and payable on a monthly rental payment of $1,500.00 which was paid ten (10) days beyond the due date for such rental payment would be computed as follows: $1,500.00 X .0150 = $22.50 (late payment for 30 days) divided by 3 (i.e., late period of 10 days being 1/3rd of 30 days) = $7.50 (amount of late payment actually due).

     R. HOLDING OVER - LESSEE shall at the expiration or termination of this lease by lapse of time or otherwise yield up and surrender immediate possession of the demised premises to LESSOR. If LESSEE does not do so and remains in possession of the demised premises after the expiration of the term of this lease without having entered into a new written lease with LESSOR, then even if LESSEE shall have paid and LESSOR shall have accepted rent for such period of occupancy, LESSEE shall be deemed to be occupying the premises only as a tenant from month-to-month, subject to all covenants, conditions and agreements of this lease except as to the term and rent, and either party hereto may terminate such tenancy by giving the other party thirty (30) days written notice of such intent to terminate.

     S. HEIRS AND ASSIGNS - This lease and all rights and obligations of the parties herein contained shall inure to the benefit of and be binding upon said parties and their respective heirs, executors, administrators, successors and assigns.

     T. ENTIRE AGREEMENT - This lease and all exhibits attached hereto and forming a part hereof, or any amendments hereto, set forth all the covenants, promises, agreements, conditions and understandings between the LESSOR and LESSEE concerning the leased premises, and no subsequent alteration, amendment, change or addition to this lease shall be binding upon either LESSOR or LESSEE unless the same be reduced to writing and signed by the party to be bound thereby.

     U. NO RESERVATION - The submission of this lease to any party for examination does not and shall not be nor constitute a reservation of or option for said premises, and shall vest no right of any kind whatsoever in any such party. This lease shall be and become effective as a lease only upon the proper execution and delivery thereof by both LESSOR and LESSEE.

     V. MORTGAGEE PROTECTION CLAUSE - LESSEE agrees to give any mortgagee by registered mail, a copy of any notice of default served upon LESSOR, provided that prior to such notice LESSEE has been notified, in writing (by way of notice of assignment of rents and leases, or otherwise) of the name and address of such mortgagee. LESSEE further agrees that if LESSOR shall fail to cure such default within the time provided for in this lease, then the mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies to cure such default (including but not limited to commencement of foreclosure provided for, if necessary to effect such cure) in which event this lease shall not be terminated while such remedies are being so diligently pursued.

     W. JOINT AND SEVERAL LIABILITY - In the event the parties signing this lease for and on behalf of the LESSEE shall consist of more than one individual, firm or corporation, then and in such event all such individuals, firms or corporations shall be jointly and severally liable as LESSEE under this lease.

     X. PYLON SIGN - LESSOR agrees to erect a pylon sign on the Shopping Center property, which pylon shall permit sign panels for four (4) tenants in the Shopping Center. LESSOR further agrees that LESSEE may have one of the sign panel spaces (34" x 70") on such pylon (LESSEE to choose the location it prefers), the cost of which will be $____________. LESSEE agrees to pay LESSOR (upon receipt of an invoice from LESSOR) the sum of $______________ for such sign panel at the time same is to be installed.

          IN WITNESS WHEREOF, the LESSOR and LESSEE have caused this lease to be duly executed as of the day and year first above set forth.

WITNESSES:                         LESSOR



____________________________       By______________________________________


____________________________


                                   LESSEE

                                   FAMILY BOOKSTORES COMPANY, INC.


____________________________       By______________________________________


____________________________